EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the previously filed Registration Statement (Form S-8, Nos. 333-60629 and 33-707145) of our report dated June 14, 2006, except for Note A, to which the date is September 30, 2006, with respect to the financial statements of Dexterity Surgical, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2004.

/s/   Akin, Doherty, Klein & Feuge, P.C.

Akin, Doherty, Klein & Feuge, P.C.

San Antonio, Texas

March 27, 2007